Exhibit 15.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-283947) of Cadeler A/S and in the related Prospectus of our reports dated March 24, 2026, with respect to the consolidated financial statements of Cadeler A/S, and the effectiveness of internal control over financial reporting of Cadeler A/S, included in the Annual Report (Form 20-F) for the year ended December 31, 2025.

/s/ EY Godkendt Revisionspartnerselskab

Copenhagen, Denmark

March 24, 2026